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                                                                    EXHIBIT 5.02

                      TOMLINSON ZISKO MOROSOLI & MASER LLP
                        200 PAGE MILL ROAD, SECOND FLOOR
                          PALO ALTO, CALIFORNIA 94306
                            TELEPHONE (415) 325-8666
                            FACSIMILE (415) 324-1808

                                 March 11, 1997

Portola Packaging, Inc.
890 Faulstich Court
San Jose, California 95112
Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-1 as filed by you with the Securities and Exchange Commission (the "Commission") on August 1, 1995, pre-effective Amendment No. 1 to such Registration Statement filed September 11, 1995, pre-effective Amendment No. 2 to such Registration Statement filed September 25, 1995, pre-effective Amendment No. 3 to such Registration Statement filed September 27, 1995, Post-Effective Amendment No. 1 to such Registration Statement filed June 26, 1996 and Post-Effective Amendment No. 2 to such Registration Statement to be filed on or about March 11, 1997 (collectively, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of $110,000,000 aggregate principal amount of your 10 3/4% Senior Notes due 2005 (the "Notes"). The Registration Statement was initially declared effective by the Commission on or about September 27, 1995, at which time the Notes were sold to the underwriters named in the Registration Statement for resale to the public. Shortly thereafter, the Notes were issued under that certain Indenture between you and American Bank National Association as trustee (the "Indenture").

    As your counsel, we have examined the proceedings taken by you in connection with the sale and issuance by you of the $110,000,000 aggregate principal amount of the Notes.

    It is our opinion that the Notes, when sold and issued by you in the manner referred to in the Registration Statement and the Indenture, were legally issued and are your binding obligations.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto that have been approved by us.

                                          Very truly yours,

                                          TOMLINSON ZISKO MOROSOLI & MASER LLP